SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           July 11, 2002

Novitron International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12716	04-2573920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:        (617) 527-9933

(Former name or former address, if changed since last report)

______________________________________________________

Introductory note

This Current Report on Form 8-K/A has been filed to clarify certain disclosures made in the Registrant's Current Report on Form 8-K previously filed on June 26, 2002.

ITEM 4.     Changes in Registrant’s Certifying Accountant

Dismissal of previous independent accountants

  On June 26, 2002, Novitron International, Inc. ("Novitron") dismissed Arthur Andersen LLP ("Andersen") as its independent accountants. Novitron’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.
  The reports of Andersen on the financial statements of Novitron for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
  During the two most recent fiscal years and through June 26, 2002, there have been no disagreements between Novitron and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Novitron’ financial statements for such periods.
  During the two most recent fiscal years and through June 26, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
  Novitron had requested Andersen to furnish a letter addressed to the SEC stating that it agrees with the above statements, which would have been filed as an Exhibit 16. Novitron has been notified by Arthur Andersen that their license to practice public accountancy in the Commonwealth of Massachusetts has expired and they are legally no longer permitted to issue and sign an 8-K letter. Therefore, no letter from Arthur Andersen will be or can be provided as an Exhibit 16.

Engagement of new independent accountants

  On June 26, 2002, Novitron International, Inc. engaged Deloitte & Touche LLP as its independent accountants. Novitron’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVITRON INTERNATIONAL, INC.

Date: July 11, 2002	By: /s/ Israel M. Stein M.D.
Israel M. Stein M.D. Chairman of the Board Chief Executive Officer